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                                                                    Exhibit 10.1


                              EMPLOYMENT AGREEMENT
                              --------------------

                                NOVEMBER 2, 2000
                                  PAGE 1 OF 12

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made in Medina, Ohio and is entered effective as of November 2, 2000, by and between Corrpro Companies, Inc., an Ohio corporation (the "Company"), and
________________("Executive").

                                   WITNESSETH:

         In consideration of the recitals, the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the parties agree as follows:

         SECTION 1 - TERM AND DUTIES.

         (a) TERM. The Company shall employ Executive, subject to the provisions of this Agreement, for the year term effective November 2, 2000 and ending on March 31, 2004. This Agreement at all times may otherwise be terminated in accordance with the provisions of this Agreement.

         (b) SUBSEQUENT TERM. This Agreement shall be automatically renewed for successive one-year periods unless prior to the December 31 immediately preceding the expiration of this Agreement or renewal thereof, the Company or Executive notifies the other in writing that such party does not wish to renew this Agreement.

         (c) DUTIES. During Executive's employment pursuant to this Agreement, Executive shall serve as [Executive/Senior] Vice President of _______________________ of the Company, and shall be responsible for the duties attendant to such office. Executive shall report to the Chief Executive Officer (or such other officer as determined by the Chief Executive Officer), and shall be subject to the policies and procedures adopted by the Company from time to time. Executive agrees to serve as an officer or director of such of the Company's subsidiaries or affiliates as the Company may reasonably request.

         (d) CHANGES IN STATUS. The Company agrees that it will not, without Executive's consent, (i) assign to Executive duties materially inconsistent with or which materially diminish Executive's current positions, authority, duties, responsibilities and status with the Company, or (ii) materially change Executive's title as currently in effect, or
                  (iii) transfer Executive's job location to a site more than fifty (50) miles away from his place of employment as of the date hereof, or (iv) remove Executive from, or fail to re-elect Executive to, any of such positions, except in connection with the termination of Executive's employment as provided for in this Agreement. Except as so limited, the powers and duties of Executive are to be more specifically determined and set by the Company from time to time.

         SECTION 2 - COMPENSATION AND BENEFITS.

         (a) BASE SALARY. During Executive's employment pursuant to this Agreement, Executive shall receive an annual base salary of ______________________ U.S. Dollars (U.S.$) as compensation for Executive's services to the Company (the "Base Compensation"), such


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                              EMPLOYMENT AGREEMENT
                              --------------------

                                NOVEMBER 2, 2000
                                  PAGE 2 OF 12


                  compensation to be payable in regular installments in accordance with Company policy for salaried employees.

         (b) SALARY ADJUSTMENTS. Effective as of the first day of each fiscal year of the Company during Executive's employment pursuant to this Agreement, the Base Compensation shall be subject to review and a recommendation by the Chief Executive Officer of the Company to the Board of Directors (or its designated committee) and any adjustment shall be subject to the approval of the Board or its designated committee. In the event the Base Compensation is adjusted, such adjusted Base Compensation shall be payable to Executive under this Agreement for that fiscal year; provided that no downward adjustment shall be made without Executive's consent.

         (c) VACATION. Executive shall be entitled to four weeks of paid vacation each year of this Agreement to be taken in accordance with Company policy then in effect.

         (d) ANNUAL BONUS PLAN. Executive shall be a participant in the Company's annual bonus plan, subject to the attainment of performance objectives and other provisions of such plan as in effect each year of this Agreement.

         (e) BENEFIT PLANS. During Executive's employment pursuant to this Agreement, subject to eligibility and applicable employee contributions, and except as otherwise expressly provided in this Agreement, Executive shall be entitled to participate on substantially the same terms as other Senior Level Executives in all employee benefit and executive benefit plans, pension plans, medical benefit plans, group life insurance plans, hospitalization plans, other employee welfare plans, or fringe benefit plans (such as sick pay or car allowance) that the Company may adopt from time to time during Executive's employment pursuant to this Agreement, and as such plans may be modified, amended, terminated, or replaced from time to time. In addition, Executive shall receive such other compensation as the Board of Directors of the Company (or a committee thereof designated by the Board) may from time to time determine to pay Executive whether in the form of bonuses, stock options, incentive compensation or otherwise.

         (f) EXPENSE REIMBURSEMENTS. The Company shall reimburse, in accordance with Company policy, Executive's ordinary and reasonable business expenses, including professional dues, expenses, and continuing education expenses for maintaining certifications, incurred in furtherance of Executive's performance of Executive's duties under this Agreement.

         SECTION 3 - TIME COMMITMENT AND PERFORMANCE. Executive shall devote Executive's best efforts and all of Executive's business time, attention, and skill to the business and the operations of the Company and shall perform Executive's duties and conduct himself at all times in a manner consistent with Executive's appointment as [TITLE] of the Company; except, however, Executive may serve on corporate, civic, or charitable boards or committees and manage Executive's personal investments and affairs provided such activities do not interfere with the performance of


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                              EMPLOYMENT AGREEMENT
                              --------------------

                                NOVEMBER 2, 2000
                                  PAGE 3 OF 12


Executive's duties under this Agreement and provided Executive keeps the Chief Executive Officer reasonably informed of Executive's commitments.

         SECTION 4 - COMPETITIVE ACTIVITY/OTHER RESTRICTIONS.

         (a) Subject to any restrictions contained in any other agreements or arrangements with Executive, from the effective date of this Agreement and the period of twenty-four (24) months immediately following the termination, for whatever reason, of Executive's employment under this agreement:

         (i) Agreement not to compete. Executive will not accept employment with, or act as an officer, director, consultant, contractor, representative or advisor in a capacity in which he is to perform duties in the corrosion engineering business for a competitor of the Company or any of its subsidiaries, or enter into competition with the Company or any of its subsidiaries, either by himself or through any entity owned or managed in whole or in part by him in any state, province, territory, or country in which the Company or any of its subsidiaries or its subsidiaries is conducting its corrosion engineering business. The term "competitor" as used in this paragraph, means any entity engaged in the corrosion engineering business as defined below. For purposes of entities with multiple lines of business, "competitor" shall be limited to the line or lines of business engaged in the corrosion engineering business as defined. Executive further agrees for a period of twenty-four months from the Effective Date, he will not invest in or otherwise have an ownership interest in any competitor of the Company or any of its subsidiaries, with the exception that Executive may own up to a 5% interest in a publicly-traded company that may compete with the Company or any of its subsidiaries.

         (ii) Agreement not to solicit. Executive shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any current or future employee of the Company or any of its subsidiaries to leave the employ of the Company or any of its subsidiaries for any reason whatsoever without the written consent of the Company.

         (iii) Agreement not to interfere. Executive shall not attempt to divert or take away, in any manner, the business or patronage of any customer or potential customer of the Company or otherwise take from or deprive the Company of any business opportunity; or materially interfere, in any manner, with the business, trade, good will, sources of supply, or customers of the Company.

(b) For purposes of this Agreement, "Corrosion control business" means corrosion control services and products including, but not limited to:

         (i) cathodic protection services and materials including construction and installation;
         (ii) corrosion prevention engineering and consulting services for a wide variety of applications such as storage tanks, energy, environmental and infra-structure;
         (iii)    nondestructive testing;
         (iv)     coatings engineering, application and inspection;


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                              EMPLOYMENT AGREEMENT
                              --------------------

                                NOVEMBER 2, 2000
                                  PAGE 4 OF 12


        (v)      pipeline integrity services;
        (vi)     pipeline surveys;
        (vii)    anodic protection;
        (viii) development and sale of corrosion control related software or interpreting and managing corrosion control related data and assessing risk;
        (ix)     remote monitoring;
        (x)      corrosion related research and testing and analysis;

        (xi) manufacture and supply of anodes and other corrosion control materials;
        (xii)    assembly and/or supply of materials used in such applications;
                 and
        (xiii) corrosion control contract and construction management services.

         Executive acknowledges and agrees that the restrictions contained in this Section 4 are reasonable and necessary for the protection of the business interests of the Company and that such restrictions are not unduly burdensome in scope or duration.

         SECTION 5 - PROPRIETARY INFORMATION/INTELLECTUAL PROPERTY.

         (a) PROPRIETARY INFORMATION. During Executive's employment pursuant to this Agreement and at any time thereafter, Executive shall not disclose, or cause to be disclosed in any manner, to any corporation, partnership, person, group, or entity (other than to Company employees or authorized representatives, or in the ordinary course of business consistent with Company policy regarding trade secrets) or otherwise use for any purpose other than the Company's business, any trade secrets or confidential or proprietary information of the Company, including, but not limited to, the Company's customer or prospective customer lists; information concerning the Company's promotional, pricing, or marketing practices; the Company's business records; and the Company's trade secrets and other confidential and proprietary information.

                  Upon termination of employment under any circumstances, Executive or Executive's estate or representatives, shall promptly return to the Company all property of the Company including any and all electronic devices and related data storage devices and shall destroy or erase any data which cannot be returned. This Section 5 shall survive the termination of this Agreement.

         (b) INVENTIONS. Executive will communicate to the Company promptly and fully and hereby assigns all of Executive's rights in all inventions or improvements made or conceived by Executive (alone or jointly with others) during Executive's employment and for a period of one year thereafter, which are along the lines of the business, work or investigations of the Company or which result from or are suggested by any work Executive may do for the Company. Executive agrees that any such invention or improvement, whether or not patentable, shall be and remain the sole and exclusive property of the Company. Executive agrees to keep and maintain adequate and current written records of all such inventions or improvements at all stages thereof, which records shall be and remain the



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                              EMPLOYMENT AGREEMENT
                              --------------------

                                NOVEMBER 2, 2000
                                  PAGE 5 OF 12


                  property of the Company. There shall be excluded from the operation of this Agreement the Executive's inventions and improvements, patented and unpatented, which were made prior to Executive's employment by the Company, and which, if Executive has any such inventions, are listed on an attached exhibit.

         (c) COPYRIGHTS/TRADEMARKS. It is understood and agreed that the entire right, title and interest throughout the world to all works and trademarks that are created by Executive, either solely or jointly with other during this Agreement, shall be and hereby are vested and assigned by Executive to the Company. Any copyrightable works created during this agreement shall be deemed work for hire to the extent permitted by law and the Company shall have the sole right to any such copyright. In the event that any work created by Executive does not qualify as a work for hire, Executive hereby assigns Executive's or her right in the work to the Company.

         (d) DOCUMENTATION. Executive agrees to execute any and all documents prepared by the Company for such purposes and to do all other lawful acts as may be reasonably required by the Company to establish, document, and protect the rights in the proprietary information, inventions, copyrights, and trademarks described above.

         SECTION 6 - COMPENSATION DURING DISABILITY. Executive shall receive Executive's Base Compensation and auto allowance, if any, (net of applicable withholdings) during the first ninety (90) business days of absence due to Disability (as hereinafter defined). In the event of Executive's Disability and a determination by the Board of Directors that sufficient reasonable accommodations for the Disability cannot be made, the Company may terminate Executive's employment under this Agreement. If the Company terminates Executive's employment under this Agreement because of Executive's Disability, the Company shall pay to Executive the amounts, and provide to Executive the benefits, specified in Section 7 hereof. The amount of benefits to be paid by the Company to Executive under this Section 6 or under Section 7 shall be reduced by any amount paid or to be paid pursuant to Company sponsored disability plans. For purposes of this Agreement, "Disability" shall mean Executive's a disability which would qualify for and entitle Executive to long-term disability payments under the Company's long-term disability plan generally in effect for employees, or if no such plan is effective at the time, Executive's inability, through physical or mental illness or accident or other cause, to perform Executive's major and substantial duties on a full time basis as determined by a physician hired by the Board of Directors for this determination (the "Company Physician"). If the physician regularly attending Executive (the "Executive Physician") disagrees with the opinion of the Company Physician, the Company Physician and the Executive Physician shall choose a third consulting physician (the expense of which shall be borne by the Company), and the written opinion of the third consulting physician shall be conclusive as to such disability. In conjunction with this Section 6, Executive consents to such examination, to furnish any medical information requested by any examining physician, and to waive any applicable physician-patient privilege that may arise because of such examination. All physicians, except the Executive Physician, selected hereunder must be board-certified in the specialty most closely related to the nature of the disability alleged to exist.

         SECTION 7 - RESIGNATION DUE TO COMPANY FAILING TO HONOR ITS


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                              EMPLOYMENT AGREEMENT
                              --------------------

                                NOVEMBER 2, 2000
                                  PAGE 6 OF 12


OBLIGATIONS AND TERMINATION WITHOUT GOOD CAUSE OR DUE TO DISABILITY.

         (a) GENERALLY. Executive may resign Executive's employment and terminate this Agreement if the Company fails to honor its obligations, subject to the procedures as provided in this
                  Section 7. The Company may terminate Executive's employment for any reason at any time upon 30 days notice to Executive, provided that the Company pay Executive the amounts as determined in this Section 7. Anything to the contrary contained in this Agreement notwithstanding, (i) if the Company fails to honor any of its obligations under this Agreement, and if the Company does not cure the determined failure within thirty (30) days after a determination of a failure in accordance with the procedures set forth below and if as a result Executive resigns Executive's employment with the Company or (ii) the Company terminates Executive's employment with the Company under this Agreement without Good Cause (as defined in Section 8), or (iii) if Executive's employment terminates by reason of Disability as provided for in Section 6 hereof, Executive shall be entitled to receive and the Company shall pay to Executive the following:

                  (1) SALARY. Executive's Base Compensation and auto allowance, if any, earned through the date of resignation or termination and a lump sum payment for any unused vacation shall be paid on or before the next regularly scheduled pay-date after the effective date of the resignation or termination.

                  (2) SEVERANCE. Severance payments for a period of two years shall be paid in consecutive periodic payments commencing on the first pay day in the month following such resignation or termination in the aggregate amount (net of any required withholdings and Disability payment offsets as provided in Section
                           6) equal to two years of Executive's Base
                           Compensation and auto allowance, if any, then in effect, provided that in the event of Executive's death prior to the receipt of all payments, any remaining payments shall be made in a lump sum to Executive's designated beneficiary or, if none, to Executive's estate.

                  (3) BENEFITS. Following any resignation or termination for which a payment under Section 7(a)(2) is owing, Executive, or Executive's spouse and eligible dependents in the event of Executive's death, shall continue to participate at the expense of the Company for a period of twenty-four (24) months following such resignation or termination in the same or comparable hospital, medical, accident, disability and life insurance benefits as Executive participated in immediately prior to resignation or termination of Executive's employment unless by law, the terms of any insurance policy or the terms of the applicable benefit plans, continued coverage is not permitted, provided that the Company at its sole option may elect at any time subsequent to termination of Executive's employment to pay 1) provided Executive submits reasonable substantiation therefore, the amount of premium actually being paid by Executive for equivalent coverage or 2) if such substantiation is not submitted, the equivalent of the amount of the


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                              EMPLOYMENT AGREEMENT
                              --------------------

                                NOVEMBER 2, 2000
                                  PAGE 7 OF 12


                           monthly premiums (determined by reference to the amount charged generally for continuation coverage for terminated employees). Executive and eligible dependents may continue coverage under such benefit plan for subsequent periods and subject to applicable premium contributions, to the extent permitted by law or by such plans. To the extent that during Executive's employment, any such benefits were part of a program of benefits for Senior Level Executives of the Company, generally, then any subsequent modification, substitution, or termination of any such benefits, generally, shall also apply to Executive and to the benefits available to Executive pursuant to this Section 7(a)(3).

                  (4) ANNUAL BONUS PLANS. An amount equal to a full year's participation in the annual bonus plan then in effect during the fiscal year in which Executive's termination of employment is effective as provided for in Section 2 hereof shall be paid to Executive within the time period prescribed by such plan, (i.e. the Executive will be paid based upon actual results as if the Executive had been employed the full twelve months and had received the full twelve month Base Compensation). In addition, any payments due Executive under the incentive plans then in effect as provided for in Section 2 hereof (other than any annual bonus plans) in accordance with the terms of such plans shall be paid to Executive within the time period prescribed by such plans.

         (b) PROCEDURES. For purposes of this Section 7, the following procedure shall be used to determine whether the Company has failed to honor any of its obligations under this Agreement;
                  (i) Executive shall submit a claim to the Company's Board of Directors specifically identifying the nature of the failure;
                  (ii) within thirty (30) days of receipt of such claim, the Board of Directors shall determine whether they agree with Executive that a failure has occurred and shall communicate, in writing, their determination to Executive; and (iii) if Executive disagrees with the determination of the Board of Directors, Executive, within ten (10) days of Executive's receipt of such determination, may submit the claim to arbitration in accordance with the provisions of Section 16 of this Agreement, and such determination shall be final and binding upon the Company and Executive.

         (c) SOLE REMEDY. The payments provided in this Section 7 shall represent the sole remedy for any claim Executive may have arising out of the Company's failure to honor its obligations and termination without Good Cause. The Company may condition payment of amounts due under this Section 7 (other than payments due to Disability) upon the receipt of a release and covenant not to sue in a form reasonably satisfactory to the Company.

         SECTION 8 - TERMINATION FOR GOOD CAUSE.

         (a) GENERALLY. The Company shall have the right to terminate Executive's employment with the Company under this Agreement for Good Cause. As used in this Agreement, the


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                              EMPLOYMENT AGREEMENT
                              --------------------

                                NOVEMBER 2, 2000
                                  PAGE 8 OF 12


                  term "Good Cause" shall mean:

                  (1) personal dishonesty within the course of employment with the Company which evidences a want of integrity or is a breach of trust;

                  (2) persistent failure to abide by reasonable rules and regulations governing the transaction of business of the Company as the Company's Board of Directors may from time to time adopt or approve;

                  (3) persistent inattention to duties, or the commission of acts within employment with the Company amounting to gross negligence or willful misconduct.

                  (4) misappropriation of funds or property of the Company or committing any fraud against the Company or against any other person or entity in the course of employment with the Company;

                  (5) misappropriation of any corporate opportunity, or otherwise obtaining personal profit from any transaction which is adverse to the interests of the Company or to the benefits of which the Company is entitled;

                  (6)      The conviction of a felony; or

                  (7) any material violation of the terms of this Agreement.

         (b) CONDUCT NOT CONSTITUTING GOOD CAUSE. Executive's employment shall in no event be considered to have been terminated by the Company for Good Cause if such termination took place as the result of (i) bad judgment or negligence, or (ii) any act or omission reasonably believed in good faith to have been in or not opposed to the interest of the Company.

         (c) NOTICE. In the event the Company seeks to terminate this Agreement for Good Cause, the Company shall provide written notice to Executive of the conduct which the Company believes constitute Good Cause. Executive shall have 10 business days from receipt of such notice to provide the Company of a written statement setting forth i) reasons, if any, that such conduct does not constitute Good Cause or ii) Executive's recommendation for a remedy for cure. Within 10 business days of receipt of such statement, the Company shall notify Executive in writing whether it accepts Executive's statement or whether the Company intends to proceed to terminate this Agreement for Good Cause. During the notice periods provided in this Section, the Company may place Executive on paid leave of absence status.

         (d) PROCEDURES. Executive shall not be deemed to have been terminated for Good Cause for engaging in any of the conduct set forth above in clauses (a)(1)-(3), (a)(5) and (a)(6) above of this Section 8 unless and until there shall have been delivered to Executive a


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                              EMPLOYMENT AGREEMENT
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                                NOVEMBER 2, 2000
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                  copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors (excluding Executive if a member of the Board) at a meeting of the Board (after reasonable notice to Executive and an opportunity for Executive, together with Executive's counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Executive has engaged in such conduct. However, pending a final determination of the Board, the Board shall have the authority to place Executive on "leave of absence status", with or without pay in the sole discretion of the Board as determined by a majority of the Board, provided that the Board shall make a final determination within a reasonable time under the facts and circumstances and that if Good Cause is not found Executive shall be paid retroactively for any unpaid leave of absence.

         (e) FURTHER OBLIGATIONS. In the event that the Company shall terminate Executive's employment under this Agreement for Good Cause, the Company shall have no further obligation to Executive under this Agreement except to pay Executive's Base Compensation, auto allowance, if any, and unused vacation earned through the date of termination, on or before the next regularly scheduled pay date after termination and to perform such other obligations as imposed by law.

         SECTION 9 - VOLUNTARY TERMINATION OTHER THAN SECTION 7. Executive may voluntarily terminate Executive's employment with the Company under this Agreement, other than as provided in Section 7 hereof, upon not less than ninety
(90) days prior written notice to the Company. In the event that Executive terminates Executive's employment pursuant to this Section 9, the Company shall have no further obligation to Executive under this Agreement except to pay Executive's Base Compensation, auto allowance, if any, and unused vacation earned through the date of resignation and to perform such other obligations as imposed by law. In the event of Executive's voluntary resignation, the Company may remove Executive from Executive's position and require partial or no further services from Executive provided that the Company shall continue to pay and provide benefits to Executive until the expiration of the notice period.

         SECTION 10 - TERMINATION UPON DEATH. Executive's employment under this Agreement shall terminate upon the death of Executive. Upon such termination, Executive's designated beneficiary, or Executive's personal representative shall receive the payments/benefits described below from the Company:

         (a) SALARY. Executive's unpaid Base Compensation, auto allowance, if any, earned through the date of termination and a lump sum payment for any unused vacation shall be paid on or before the next regularly scheduled pay date after termination, and Executive's Base Salary and auto allowance, if any, for a period of 90 days from the date of death payable in installments on regularly scheduled pay dates.

         (b) BONUS. An amount equal to a full year's participation in the annual bonus plan then in effect as provided for in Section 2(d) hereof shall be paid within the time period prescribed by such plan (i.e. the Executive will be paid based upon actual results as if the


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                              EMPLOYMENT AGREEMENT
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                                NOVEMBER 2, 2000
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                  Executive had been employed the full twelve months and had received the full twelve month Base Compensation).

         (c) BENEFITS. Benefits will continue for Executive's spouse and eligible dependents in accordance with Company policy and as required by law.

         SECTION 11 - POST TERMINATION CONSULTING AND COOPERATION. For the two year period subsequent to the termination of Executive's employment under this Agreement, regardless of whether such termination is by Executive or by the Company or whether it is with or without Good Cause, Executive, at the sole discretion of the Company, shall provide the Company and its designated agents, advisors, and executives with such consultation as the Company may reasonably request concerning matters within the scope of Executive's duties. However, Executive shall have no consulting obligation under this Section 11 if Executive resigns under circumstances, which entitle Executive to payments under Section 7 hereof.

         Executive further agrees that Executive shall cooperate with the Company in any legal proceedings involving the Company or its subsidiaries (including attendance at depositions or other proceedings as requested by the Company) in connection with matters relating to events or conduct occurring (or claimed to have occurred) during the period of Executive's services with the Company.

         The Company shall pay Executive an hourly rate of one hundred fifty dollars ($150.00) per hour and reimburse Executive for all reasonable expenses and out-of-pocket costs incurred in connection with fulfilling Executive's obligations under this Section 11. The Company shall endeavor to schedule such consulting and cooperation so that Executive's obligations under this Section 11 to assist Company shall not unreasonably interfere with Executive's business prospects or responsibilities to a new employer.

         SECTION 12 - BREACHES AND REMEDIES. Executive acknowledges and agrees that in the event that Executive violates the undertakings set forth in Section 4 or 5 hereof, other than in an immaterial fashion, in addition to any other rights or remedies to which it may be entitled under law or this Agreement, the Company shall, except as prohibited by applicable law, cease making any severance or other payments hereunder and shall be entitled to enforce the provisions of Section 4 or 5 by injunction or other equitable relief, without having to prove irreparable harm or inadequacy of money damages.

         SECTION 13 - SEVERABILITY. The provisions contained in this Agreement are severable and in the event any provision shall be held to be invalid, unenforceable or overbroad, in whole or in part, by a court of competent jurisdiction, the remainder of such provision and of this Agreement shall not be affected thereby and shall be given full force and effect.

         SECTION 14 - NOTICES. Any notices, requests, demands, or other communications provided for by this Agreement shall be sufficient if made in writing delivered personally or if sent by registered or certified mail, return receipt requested.

         SECTION 15 - SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and


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                              EMPLOYMENT AGREEMENT
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                                NOVEMBER 2, 2000
                                  PAGE 11 OF 12


inure to the benefit of the Company, its successors and assigns, and to the benefit of Executive, Executive's heirs and legal representatives, except that Executive's duties to perform future services are expressly agreed to be personal and not to be assignable or transferable.

         SECTION 16 - APPLICABLE LAW, ARBITRATION AND JURISDICTION. This Agreement shall be governed by and construed under the laws of the State of Ohio. The parties agree that any dispute arising out of this employment relationship except for disputes arising under Sections 4 and 5 of this Agreement shall be settled by arbitration conducted in accordance with the rules of conciliation and arbitration of the American Arbitration Association, such arbitration to be conducted in Cleveland, Ohio, or at such other location as the parties may agree. Costs of such arbitration, including Executive's attorneys fees (to the extent such fees are reasonable), shall be borne by the Company. Discovery shall be permitted in the arbitration and the arbitrator shall have the authority to grant such remedies as are available under applicable law. With respect to disputes arising under Sections 4 and 5 of this Agreement, Executive and the Company consent and submit themselves to the jurisdiction of the courts of the State of Ohio.

         SECTION 17 - AMENDMENT. This Agreement may be amended only by a written document signed by both parties.

         SECTION 18 - NO WAIVER. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

         SECTION 19 - HEADINGS. The headings contained in this Agreement are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

         SECTION 20 - PRIOR AGREEMENTS. This Agreement supersedes in all respects all prior employment agreements between the parties, whether written or oral, regarding the subject matter hereof, including, but not limited to, the employment agreement entered into between the parties effective April 1, 1998.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                                     CORRPRO COMPANIES, INC.

                                            By:      ___________________________

                                            Its:     ___________________________
                                                              "COMPANY"

                              EMPLOYMENT AGREEMENT
                              --------------------

                                NOVEMBER 2, 2000
                                  PAGE 12 OF 12



                                                     ---------------------------
                                                              "EXECUTIVE"

Schedule to Exhibits 10.1, 10.2 and 10.3. The form of employment agreement, form of change in control agreement, and form of indemnification agreement attached to this Form 10-Q have been executed by the Company and Michael K. Baach and George A. Gehring, Jr. Mr. Baach and Mr. Gehring are executive officers named in the Company's proxy statement dated July 20, 2000. The provisions of the agreements executed are substantially identical in all material respects. The base compensation amount provided for in Exhibit 10.1 is one hundred eighty thousand dollars and one hundred seventy two thousand dollars, respectively, in each of the employment agreements, for Mr. Baach and Mr. Gehring. Mr. Baach is Executive Vice President Sales and Mr. Gehring is Executive Vice President of U.S. Operations.